CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 6 to Registration Statement No. 333-91050 on Form N-1A of AGILEX Funds of our report dated March 9, 2005, appearing in the December 31, 2004 Annual Report of AGILEX Funds comprising Principal Protected 500 Series I, Principal
Protected 100 Series I, Principal Protected 2000 Series I, Principal Protected 400 Series I, Principal Protected LS Series I, 500 Protected Growth Fund II, 100 Protected Growth Fund II, 400 Protected Growth Fund II, 2000 Protected Growth Fund II, Total Index Protected Growth Fund II, LS Protected Growth Fund II and Total Index Growth Fund III, which is incorporated by reference in the Prospectus and the Statement of Additional Information both of which are part of such Registration Statement and to the references to us under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.



Deloitte & Touche LLP
New York, New York
October 20, 2005